Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 12, 2006 accompanying the consolidated financial statements included in the Annual Report of Greenville Federal Financial Corporation on Form 10-KSB for the year ending June 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Greenville Federal Financial Corporation on Form S-8 (File No. 333-139616, effective December 22, 2006).
/s/ Grant Thornton LLP
Cincinnati, Ohio
September 26, 2007